EXCHANGE AGREEMENT
THIS EXCHANGE AGREEMENT, dated as of August 28, 2015 (this “Agreement”), is entered into by and among Pacific Mercantile Bancorp, a California corporation (the “Company”), and the security holders of the Company identified on Exhibit A (each, a “Holder” and, collectively, the “Holders”). The Holders and the Company are collectively referred to herein as the “Parties” and each may be individually referred to as a “Party.”
RECITALS
A.    The Company is a bank holding company, registered as such under the Bank Holding Company Act of 1956, as amended (the “BHCA”), and is the record and beneficial owner of 100 percent of the issued and outstanding capital stock of Pacific Mercantile Bank, a California banking corporation (the “Bank”).
B.    The Company previously authorized the creation and issuance of (i) two series of Series B preferred stock, designated as its Series B-1 Convertible 8.4% Noncumulative Preferred Stock and its Series B-2 Convertible 8.4% Noncumulative Preferred Stock (together, the “Series B Preferred Stock” or “Series B Shares”), having the rights, preferences and privileges set forth in the Certificate of Determination of Rights, Preferences, Privileges and Restrictions of the Series B Stock (the “Series B Certificate of Determination”), and (ii) Series C 8.4% Noncumulative Preferred Stock (the “Series C Preferred Stock” or “Series C Shares”), having the rights, preferences and privileges set forth in the Certificate of Determination of Rights, Preferences, Privileges and Restrictions of the Series C Stock (the “Series C Certificate of Determination”);
C.    On August 26, 2011, the Parties entered into a Stock Purchase Agreement (the “Series B Purchase Agreement”) pursuant to which each Holder purchased from the Company the number of Series B Shares set forth opposite such Holder’s name on Exhibit A hereto;
D.    In accordance with the Series B Certificate of Determination and Series C Certificate of Determination, the Company previously issued to each Holder the number of Series C Shares set forth opposite such Holder’s name on Exhibit A hereto in satisfaction of the Dividends (as defined below) on the Series B Shares and Series C Shares;
E.    Noncumulative dividends on the Series B Shares and Series C Shares accrue at a rate of 8.4% per annum, calculated as set forth in the Series B Certificate of Determination and the Series C Certificate of Determination (the “Dividends);
F.    On April 20, 2012, the Company issued to each Holder common stock purchase warrants (“Warrants”) to purchase the number of shares of the Company’s common stock, no par value per share (“Common Stock”), set forth opposite such Holder’s name on Exhibit A hereto;
G.    The Parties desire for each Holder to exchange, pursuant to the terms and conditions of this Agreement, all of the Series B Shares, Series C Shares and Warrants held by such Holder for shares of Common Stock (the “Exchange”);
H.    The board of directors of the Company has received a written opinion from Keefe, Bruyette & Woods, Inc., dated the date hereof and subject to the factors, assumptions and limitations set forth therein, that the aggregate consideration to be provided by the Company for the Series B Shares, Series C Shares and Warrants is fair, from a financial point of view, to the Company; and
I.    As an inducement to the Holders to enter into this Agreement, the Company has agreed to provide the Holders with certain rights to representation on the Company’s Board of Directors as set forth in Article V.
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and other agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

ARTICLE I
EXCHANGE OF SECURITIES; closing
1.1Exchange. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined below):
(a)The Company shall issue to each Holder the number of shares of Common Stock set forth opposite such Holder’s name on Exhibit A hereto (the “Exchange Shares”) in exchange for the number of Series B Shares, Series C Shares and Warrants set forth opposite such Holder’s name on Exhibit A hereto, such number representing all of the Series B Shares, Series C Shares and Warrants owned by each such Holder. Thereafter, the Holders shall cease to have any further right, title or interest in and to the Series B Shares, Series C Shares and Warrants, which shall cease to be outstanding effective on the Closing Date.
(b)Each Holder forfeits all unpaid Dividends on the Series B Shares and Series C Shares accrued to the Closing Date.
1.2Time and Place of Closing. The closing of the Exchange (the “Closing”) shall take place on the fourth (4th) business day immediately following the date on which the conditions set forth in Article VII are satisfied (other than those conditions that by their nature are to be satisfied at the Closing or waived pursuant to this Agreement), or such other date as may be agreed upon by the Company and the Holders (the “Closing Date”). The Closing shall be held at the offices of O’Melveny & Myers LLP in Newport Beach, California.

ARTICLE II
CLOSING DELIVERIES
2.1Company Deliveries at Closing. At the Closing, the Company shall execute, or shall deliver to each Holder, the following documents or instruments (the “Company Closing Deliveries”):
(a)Common Stock Certificates. One or more Common Stock certificates to evidence the ownership by each Holder of the Exchange Shares set forth opposite such Holder’s name on Exhibit A, endorsed with restrictive legends(s) substantially in the form set forth in Section 8.1 below.
(b)Officers’ Certificate. A certificate executed by the President or Chief Financial Officer of the Company, in their capacities as such, certifying that (i) the representations and warranties of the Company set forth in Article III hereof are true and correct in all material respects (if not qualified as to materiality) and true and correct (if so qualified) as of the date of this Agreement and as of the Closing Date, and (ii) the Company has performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing.
(c)Registration Rights Agreement. The Registration Rights Agreement, in the form attached as Exhibit B hereto, by and among the Company and the Holders (the “Registration Rights Agreement”), duly executed by the Company.
2.2Deliveries of the Holders. At the Closing, each Holder shall execute, if applicable, and deliver to the Company, the following documents or instruments (the “Holder Closing Deliveries”):
(a)Stock Certificates. The stock certificates issued with respect to the Series B Shares and the Series C Shares issued to the Holder for cancellation.
(b)Warrants. The common stock purchase warrant agreement(s) evidencing the Warrants issued to the Holder for cancellation.
(c)Officers’ Certificate. A certificate executed by an officer or general partner of the Holder, in their capacities as such, certifying that (i) the representations and warranties of the Holder set forth in Article IV hereof are true and correct in all material respects (if not qualified as to materiality) and true and correct (if so qualified) as of the date of this Agreement and as of the Closing Date, and (ii) the Holder has performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing.

(d)Registration Rights Agreement. The Registration Rights Agreement, duly executed by such Holder.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company represents and warrants to the Holders that the statements contained in this Article III are true and correct as of the date hereof.
3.1Organization of the Company and the Bank.
(a)The Company is a corporation duly organized, incorporated, validly existing and in good standing under the laws of California, and is a registered bank holding company under the BHCA. Each of the Company and its subsidiaries, including the Bank, has the requisite corporate power and authority to own, lease and operate its respective properties and to carry on its business as it is now being conducted. Each of the Company and its subsidiaries, including the Bank, is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that would not, individually or in the aggregate, have any material adverse effect on (i) the business, financial condition, results of operations or assets of the Company and its subsidiaries taken as a whole, or (ii) the ability of the Company to consummate the transactions contemplated by this Agreement.
(b)The copies of the Company’s Articles of Incorporation, as amended (the “Company Articles”), and Bylaws, as amended (the “Company Bylaws”), that are listed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 (the “2014 10-K”) are complete and correct copies thereof as in effect on the date hereof. The Company is not in violation of any of the provisions of the Company Articles or Bylaws.
3.2Corporate Power; Due Authorization. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to issue the Exchange Shares and to carry out and perform its obligations under this Agreement. No shareholder approval is required to issue the Exchange Shares and to carry out and perform the Company’s obligations under this Agreement. The Company’s Board of Directors has duly approved and authorized the execution and delivery of and the performance by the Company of its obligations under this Agreement. No other corporate proceedings on the part of the Company are necessary to approve and authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. This Agreement constitutes (or at the Closing will constitute, as applicable, and assuming this Agreement is a legally valid and binding obligation of the Holders) a valid and legally binding obligation of the Company, which is enforceable against it in accordance with its terms, except as the enforceability thereof may be subject to or limited by (a) bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws, now or hereafter in effect, relating to or affecting the rights of creditors, and (b) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law.
3.3No Conflict; Required Filings and Consents.
(a)The execution and delivery of this Agreement and the Registration Rights Agreement by the Company do not and the performance by the Company of this Agreement and the consummation of the transactions contemplated hereby and thereby will not (i) conflict with or violate any provision of the Company Articles or the Company Bylaws, (ii) conflict with, or breach or violate any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the Securities and Exchange Commission) to which the Company or any of its subsidiaries is a party, any law, rule or regulation applicable to the Company or its subsidiaries, or any judgment, order or decree or other restriction of any court or of any government, regulatory body or administrative agency or other governmental authority or body, or (iii) result in any breach of or any loss of any material benefit under, constitute a change of control or default (or an event which with notice or lapse of time or both would become a default) under or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of any mortgage, hypothecation, pledge, security interest, encumbrance, claim, lien (statutory or otherwise) or any similar types of restrictions or limitations on any property or assets of the Company or its subsidiaries or on the

Exchange Shares pursuant to any contract or other agreement to which the Company or its subsidiaries is a party or to which the Company or its subsidiaries or any of their respective assets are subject,.
(b)Except as specified in Sections 7.2(a)(i) and 7.3(c), the execution and delivery of this Agreement and the Registration Rights Agreement by the Company do not, and the performance by the Company of this Agreement and the consummation of the transactions contemplated hereby and thereby will not, require the Company or the Bank to obtain any consent, approval, authorization or permit of, or to make any filing with or provide any notification to, any government, regulatory body or administrative agency or other governmental authority or body. Other than as set forth in the respective Investor Rights Agreements entered into between the Company and SBAV on August 26, 2011 and the Company and the Carpenter Funds on February 28, 2011 (collectively, the “Investor Rights Agreements”), no shareholder of the Company has statutory or contractual pre-emptive rights to acquire additional shares of Common Stock of the Company.
3.4Capitalization.
(a)Authorized and Outstanding Capital Stock of the Company. As of the date hereof, the authorized capital stock of the Company consists of (i) 2,000,000 shares of Preferred Stock, no par value per share, and (ii) 85,000,000 shares of the Common Stock. As of the date hereof, (i) 190,000 shares of Preferred Stock, designated as the Series B-1 Convertible 8.4% Noncumulative Preferred Stock, are authorized, of which 37,000 shares are outstanding, (ii) 110,000 shares of Preferred Stock, designated as the Series B-2 Convertible 8.4% Noncumulative Preferred Stock, are authorized, of which 75,000 shares are outstanding, (iii) 300,000 shares of Preferred Stock, designated as Series C 8.4% Noncumulative Preferred Stock, are authorized, of which 35,225 shares are outstanding, (iv) aside from the Preferred Stock described in the immediately preceding clauses (i), (ii) and (iii), no other shares of Preferred Stock are designated or outstanding, and (v) 19,806,362 shares of Common Stock are outstanding. All such outstanding shares of Preferred Stock and Common Stock are fully paid, nonassessable and free of preemptive rights (and were not issued in violation of preemptive rights). No shares of the Preferred Stock or Common Stock are held in the treasury of the Company or by any of its subsidiaries.
(b)Options, Warrants, Reserved Shares. As of the date hereof (i) 2,105,262 shares of Common Stock are reserved for issuance on conversion of Series B Shares, (ii) 662,123 shares of Common Stock are reserved for issuance on conversion of Series C Shares, (iii) 761,278 shares of Common Stock are reserved for issuance on exercise of the Warrants, and (iv) 1,229,598 shares of Common Stock are reserved for issuance on the exercise or vesting of stock options, restricted stock or other equity awards currently outstanding under the Company’s shareholder-approved equity incentive plans or otherwise available for future grant under such plans.
3.5Valid Issuance of Exchange Shares. When issued against receipt of the Series B Shares, the Series C Shares and the Warrants as provided in this Agreement, the Exchange Shares issued hereunder will be duly authorized and validly issued, fully paid and non-assessable, and, subject to accuracy of the representations and warranties of the Holders in Article IV, will be issued in compliance with applicable federal and state securities laws. The Exchange Shares will be free and clear of any mortgage, hypothecation, pledge, security interest, encumbrance, claim, lien (statutory or otherwise) or any similar types of restrictions or limitations, other than (a) those created by or imposed upon the holders through any action of the Holders and (b) restrictions on transfer under state and/or federal securities laws. Other than restrictions on transfer under state and/or federal securities laws, the Exchange Shares issued hereunder will not be subject to any preemptive rights, rights of first refusal or restrictions on transfer.
3.6Offering of the Exchange Shares. Subject in part to, and assuming the accuracy of, the representations and warranties made by the Holders in Article IV hereof, the issuance of the Exchange Shares to the Holders pursuant to this Agreement will be exempt from the registration and prospectus delivery requirements of the Securities Act, and the securities registration and qualification requirements of the applicable securities laws of the states in which the Holders are resident based upon their addresses set forth in Exhibit A hereto.
3.7SEC Reports; Financial Statements.
(a)The Company has timely filed all registration statements, prospectuses, forms, reports, definitive proxy statements, schedules and other documents and filings required to be filed by it under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be (the “SEC Reports”), since January 1, 2015. None of the Company’s subsidiaries is required to file periodic reports with the Securities and Exchange Commission pursuant to the Exchange Act. Each SEC Report (i) as of the time it was filed (or if subsequently amended, when amended), complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not, at the time it was filed (or if subsequently amended or superseded by an SEC Report, then, on the date of such subsequent filing), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.
(b)The Company’s consolidated financial statements (including, in each case, any notes thereto) contained in the 2014 10-K (the “Company Consolidated Financial Statements”) were prepared in accordance with generally accepted accounting principles as in effect in the United States of America (“GAAP”), applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or as may have been required by regulatory accounting principles applicable to the Company or the Bank) or, in the case of interim consolidated financial statements, where information and footnotes contained in such financial statements are not required to be in compliance with GAAP), and in each case such Company Consolidated Financial Statements fairly presented, in all material respects, the consolidated financial position, results of operations, cash flows and shareholders equity of the Company and its consolidated subsidiaries as of the respective dates thereof and for the respective periods covered thereby (subject, in the case of unaudited financial statements, to normal year-end adjustments which were not and which are not expected to be, individually or in the aggregate, material to the Company and its consolidated subsidiaries taken as a whole).
(c)Except as and to the extent set forth on the consolidated balance sheet of the Company as of December 31, 2014 (the “Company 2014 Balance Sheet”), between December 31, 2014 and the date hereof neither the Company nor any of its consolidated subsidiaries has incurred any debts, liabilities or obligations (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due) of a nature that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with GAAP consistently applied, except for liabilities or obligations (i) that, in the aggregate, are adequately provided for in the Company 2014 Balance Sheet, or (ii) incurred in the ordinary course of business between December 31, 2014 and the date hereof that would not, individually or in the aggregate, have any material adverse effect on (x) the business, financial condition, results of operations or assets of the Company and its subsidiaries taken as a whole, or (y) the ability of the Company to consummate the transactions contemplated by this Agreement.
3.8Exchange Act Registration, NASDAQ.
(a)The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the NASDAQ Global Select Market and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NASDAQ Global Select Market, nor has the Company received any notification that the Securities and Exchange Commission or the NASDAQ Global Select Market is contemplating terminating such registration or listing.
(b)The Company is in compliance with the applicable listing and corporate governance rules and regulations of the NASDAQ Global Select Market, except where the failure to be in such compliance would not have, individually or in the aggregate, any material adverse effect on (i) the business, financial condition, results of operations or assets of the Company and its subsidiaries taken as a whole, or (ii) the ability of the Company to consummate the transactions contemplated by this Agreement.
3.9S-3 Eligibility. The Company is eligible to use a registration statement on Form S-3 (or any successor form) to register the Holders’ resale of the Exchange Shares to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act.
3.10No Integrated Offering. The Company has not sold or issued, nor will sell or issue any securities that would be integrated with the offering of the Exchange Shares contemplated by this Agreement pursuant to the Securities Act and the rules and regulations or the interpretations thereunder of the Securities and Exchange Commission. The Company will not make, directly or indirectly, any offers or sales of any security under circumstances that would require the transactions contemplated by this Agreement to be approved by the Company’s shareholders under applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.
3.11Section 16 Exemption. The Company’s Board of Directors acknowledges that each of the Holders and their affiliates that currently file reports related to the Company pursuant to Section 16 of the Exchange Act considers itself to be and files Section 16 reports reflecting itself as a “director by deputization” as a result of the Board of Directors representation rights set forth in Article V hereof and in Section 5 of the Investor Rights Agreements. In accordance with the exemption from Section 16(b) of the Exchange Act set forth in Rule 16b-3(d) and Rule 16b-3(e) promulgated under the Exchange Act, the Company’s Board of Directors has approved the transactions contemplated by this Agreement, including the Exchange and the issuance of the Exchange Shares to the Holders pursuant to the Exchange.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF HOLDERS
Each Holder hereby represents and warrants, severally and not jointly, to the Company, as of the date hereof, the statements contained in this Article IV hereof are true and correct.
4.1Authorization; Corporate/Limited Liability Company/Partnership Power. Such Holder is duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as the case may be) and has all requisite corporate, limited liability company or partnership (as the case may be) power and authority to execute and deliver this Agreement, to receive the Exchange Shares it has agreed to receive hereunder and to carry out and perform its obligations under the terms of this Agreement and the transactions contemplated hereby. Such Holder’s board of directors or other governing body (as the case may be) has duly approved and authorized the execution and delivery of and the performance by such Holder of its obligations under this Agreement. No other corporate, limited liability or partnership proceedings (as the case may be) on the part of such Holder is necessary to approve and authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. This Agreement (or at the Closing will constitute, as applicable, and assuming this Agreement is a legally valid and binding obligation of the Company) constitutes a valid and legally binding obligation of such Holder, enforceable against it in accordance with its terms, except as the enforceability thereof may be subject to or limited by (i) bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws, now or hereafter in effect, relating to or affecting the rights of creditors, and (ii) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law.
4.2Agreement Not in Contravention; Consents. The execution, delivery and performance of this Agreement, the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby by such Holder do not and will not (i) conflict with or result in any breach of any of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in a violation of, (iv) give any third party the right to modify, terminate or accelerate, or cause the modification, termination or acceleration of, any right, benefit or liability under, (v) result in the creation of any mortgage, hypothecation, pledge, security interest, encumbrance, claim, lien (statutory or otherwise) or any similar types of restrictions or limitations upon the properties or assets of such Holder under, or (vi) other than the Carpenters’ FRBSF Approval (as defined in Section 6.3), require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or of any government, regulatory body or administrative agency or other governmental authority or body or any other person, under the provisions including but not limited to (x) any provision of the articles of incorporation, partnership agreements, bylaws, the articles of formation, operating agreement or any other governing instruments of such Holder or its general partners or managers, (y) any contracts or agreements to which such Holder or its general partners or managers or any of their respective assets are subject or bound, or (z) any law, rule or regulation applicable to such Holder, or any judgment, order or decree or other restriction of any court or of any government, regulatory body or administrative agency or other governmental authority or body by which such Holder or its general partners or managers are bound or subject (except where such conflict, breach, default, violation, modification, termination, or acceleration, or failure to obtain any authority, consent, approval, exemption or other action or to give any notice or make any policy would not, either individually or in the aggregate, materially adversely affect the ability of such Holder to consummate the transactions contemplated by this Agreement).
4.3Title to Securities. Such Holder has good and marketable and unencumbered title to the Series B Shares, Series C Shares and Warrants to be exchanged pursuant to this Agreement by such Holder.
4.4Purchase for Own Account. The Exchange Shares to be received by such Holder hereunder will be acquired for investment and only for such Holder’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, and such Holder has no present intention of publicly selling, granting, any participation in, or otherwise distributing the same; provided, that, by making the representations herein, other than as set forth herein, such Holder does not agree to hold any of the Exchange Shares for any minimum period of time and reserves the right at all times to sell or otherwise dispose of all or any part of such Exchange Shares pursuant to an effective registration statement under the Securities Act or under an exemption from such registration (provided that such Holder complies with the conditions thereof) and in compliance with applicable federal and state securities laws.
4.5Disclosure of Information. Such Holder or its officers or other representatives, acting on its behalf, have received or have had full access to all the information which it or they considered necessary or appropriate to make an informed investment decision with respect to the execution and delivery of this Agreement by it and consummation of the transactions contemplated hereby. Such Holder or its officers or other representatives have had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Exchange Shares and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to such Holder or its officers or other representatives to which they or any of them had access.
4.6Investment Experience. Such Holder is an experienced investor, having heretofore invested in a number of banks and bank holding companies, and such Holder further acknowledges and represents that: (a) it is able to fend for itself, can bear the economic risk of its investment in the Exchange Shares and has such knowledge and experience in financial or business matters that such Holder is capable of evaluating the merits and risk of this investment and/or (b) has a preexisting personal or business relationship, either directly through its officers, directors, managers or general partner, with the Company or its directors, executive officers or controlling persons of a nature and duration that enable such Holder to be aware of the character, business acumen and financial circumstances of such persons.
4.7Accredited Investor Status. Such Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act, as amended.
4.8Restricted Securities. Such Holder understands and agrees as follows: (a) the Exchange Shares constitute “restricted securities” under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering, (b) subject to limited exceptions, the Exchange Shares may be not resold, disposed of or transferred, in whole or in part, without registration under the Securities Act, and (c) such Holder must bear the economic risk of this investment indefinitely unless the Exchange Shares are registered pursuant to the Securities Act, or an exemption from registration is available.
4.9Residence. If such Holder is a partnership, corporation, limited liability company or other entity, then such Holder resides in the office or offices of such Holder in which its investment decision was made, which is located at the address or addresses of such Holder set forth on Exhibit A hereto.
4.10Brokers’ and Finders’ Fees. Neither such Holder, nor its officers, general partners, managers or any other person on its behalf, has incurred, and none of them will incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any of the transactions contemplated hereby.

ARTICLE V
ADDITIONAL AGREEMENTS
5.1SBAV Board Representation.
(a)Appointment to Company Board of Directors and Committees. On the Closing Date, and provided the Parties have consummated the Exchange, the Company will appoint, on the terms and conditions set forth hereinafter in this Section 5.1, one (1) individual designated in writing by SBAV, LP (“SBAV”) who meets the qualifications to be an SBAV Nominee (as defined in Section 5.4) to become a member of the respective Boards of Directors of the Company and the Bank to serve until the next annual meeting of shareholders and until a successor director to such SBAV Nominee is elected and qualified. Any appointment of a new SBAV Nominee shall be effective on the date as of which all approvals or clearances required to be received from the Federal Reserve Bank of San Francisco (the “FRBSF”) or the Commissioner of the Department of Business Oversight of the State of California

(“DBO”) for appointments to the Board of Directors have been received. Effective upon appointment to the Company’s Board of Directors, the SBAV Nominee will be eligible (but not required) to serve as a member of the committees of the Board of Directors of the Company as determined by the Company’s Board of Directors, provided that the SBAV Nominee satisfies the requirements under applicable laws, rules and regulations, including NASDAQ rules, with regard to the appointment of members and their service on such committees.
(b)Effect of Changes in Beneficial Ownership on Director Appointment Rights. From and after the Closing and for so long as SBAV and its affiliates Beneficially Own (as defined in Section 5.4) in the aggregate shares of Common Stock equal in number to at least 50% of the SBAV Purchased Shares (as defined in Section 5.4), (i) the Company’s and the Bank’s Boards of Directors will nominate the SBAV Nominee, or any person designated by SBAV to serve in his place (provided such person meets the qualifications to be an SBAV Nominee), for election, and shall recommend to the Company’s and the Bank’s shareholders that they vote to elect such SBAV Nominee, to the Company’s and the Bank’s Board of Directors for an additional one year term at each shareholders meeting at which directors are elected.
(c)Filling of Vacancy in SBAV Board Position. If the SBAV Nominee ceases to serve as a director of the Company and/or the Bank, as the case may be, for any reason, while SBAV has the right to nominate an SBAV Nominee pursuant to this Section 5.1, the Company shall cause the vacancy or vacancies created thereby to be filled by appointment of an individual designated in writing by SBAV, subject to the Company’s Board of Directors’ reasonable approval of the qualifications of such designated individual to be a SBAV Nominee.
(d)Failure of SBAV Nominee to be Elected by Shareholders.
(i)If a SBAV Nominee is nominated by the Company for election to the Board of Directors of the Company or the Bank pursuant to this Section 5.1, but fails to be elected by the Company’s shareholders, then, subject to the proviso in Section 5.1(d)(ii) below, the Company or the Bank shall, as soon as reasonably practicable thereafter, increase the size of such Board of Directors, if required, and appoint an individual (different from the individual who was not elected) who SBAV designates in writing and who is determined, in accordance with the process set forth in Section 5.1(a) above, to qualify as a SBAV Nominee.
(ii)If an increase in the size of the Board of Directors is required by Section 5.1(d)(i) above, and a corresponding increase to maintain an odd number of directors is required, then the Company and/or the Bank shall make such corresponding increase and the respective Board of Directors shall appoint an individual to fill the vacancy created thereby; provided, however, that no increase in the size of the Board of Directors or of the Bank shall be required by this Section 5.1(d) if it would cause the size of the Company’s Board of Directors or the Bank to exceed the maximum size permitted under the Company’s or the Bank’s articles of incorporation or bylaws and, in such event, the Company and/or the Bank, as the case may be, shall use its respective commercially reasonable efforts to amend its articles of incorporation or bylaws to increase the number of directorships necessary to appoint such SBAV Nominee or such additional director (as the case may be), including, without limitation, submitting a proposal to amend the articles of incorporation or bylaws to increase the maximum number of authorized directors to a vote of shareholders at the Company’s next annual meeting of shareholders.
(e)Director Compensation. The SBAV Nominee shall receive the same compensation, indemnification, insurance, advancement of expenses and other similar compensatory rights in connection with his or her role as a non-employee director as the other non-employee members of the Board of Directors, and the SBAV Nominee shall be entitled to reimbursement for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors or any committee thereof, to the same extent as the other non-employee members of the Board of Directors. The Company shall notify the SBAV Nominee of all regular meetings and special meetings of the Board of Directors (and each written consent in lieu of a meeting) and of all regular and special meetings of any committee of the Board of Directors on which he or she serves (and each written consent in lieu of a meeting) to the same extent as other directors or committee members are so notified. The Company and the Bank shall provide the SBAV Nominee with copies of all notices, minutes, consents, documents, information, presentations, data and other material that it provides to all other members of the Board of Directors concurrently as such materials are provided to the other members and shall provide other information as is reasonably requested.
5.2Carpenter Board Representation.

(a)Appointment to Company Board of Directors and Committees. On the Closing Date, and provided the Parties have consummated the Exchange, the Company will appoint, on the terms and conditions set forth hereinafter in this Section 5.2, three (3) individuals, designated in writing by Carpenter Community BancFund, L.P. and Carpenter Community BancFund-A, L.P. (together, the “Carpenter Funds”), who meet the qualifications to be a Carpenter Nominee (as defined in Section 5.4) to become members of the respective Boards of Directors of the Company and the Bank to serve until the next annual meeting of shareholders and until a successor director to such Carpenter Nominee is elected and qualified; provided, however, that at least one Carpenter Nominee shall also meet the qualifications to be a Carpenter Independent Director Nominee. Any appointment of a new Carpenter Nominee shall be effective on the date as of which all approvals or clearances required to be received from the FRBSF or the DBO for appointments to the Board of Directors have been received. Effective upon his or her appointment to the Company’s Board of Directors, each Carpenter Nominee will be eligible (but not required) to serve as a member of the committees of the Board of Directors of the Company as determined by the Company’s Board of Directors, provided that such Carpenter Nominee satisfies the requirements under applicable laws, rules and regulations, including NASDAQ rules, with regard to the appointment of members and their service on such committees. In addition, and for the avoidance of doubt, following his or her appointment to the Company Board of Directors, the Carpenter Independent Director Nominee, if he or she meets the requirements of Rule 10A-3 under the Exchange Act, will be eligible to serve as a member of the Audit Committee of the Board of Directors of the Company as determined by the Board of Directors of the Company.
(b)Effect of Changes in Beneficial Ownership on Director Appointment Rights. The respective Boards of Directors of the Company and the Bank shall nominate the Carpenter Nominees, or any person designated by the Carpenter Funds to serve in any Carpenter Nominee’s place (provided such person meets the qualifications to be a Carpenter Nominee or Carpenter Independent Director Nominee, as applicable), for election, and shall recommend to the Company’s and the Bank’s shareholders that they vote to elect such Carpenter Nominee, to the Company’s and the Bank’s Board of Directors for an additional one year term at each shareholders meeting at which directors are elected, until the Carpenter Funds Beneficially Own (as defined in Section 5.4) a lesser percentage of Carpenter Purchased Shares (as defined in Section 5.4) as follows:
(i)Subject in all cases to the limitations set forth in subparagraph (iv) of this Section 5.2(b) below, if the Carpenter Funds Beneficially Own in the aggregate shares of Common Stock equal in number to at least 78% of the Carpenter Purchased Shares, the Carpenter Funds may designate three (3) Carpenter Nominees, one (1) of whom meets the qualifications to be a Carpenter Independent Director Nominee to become and serve as a member of the respective Boards of Directors of the Company and the Bank;
(ii)Subject in all cases to the limitations set forth in subparagraph (iv) of this Section 5.2(b) below, if the Carpenter Funds Beneficially Own in the aggregate shares of Common Stock equal in number to at least 50% but less than 78% of the Carpenter Purchased Shares, then the number of Carpenter Nominees who may be appointed or elected to and serve on the respective Boards of Directors of the Company and the Bank shall be reduced to two (2), one (1) of whom meets the qualifications to be a Carpenter Independent Director Nominee;
(iii)Subject in all cases to the limitations set forth in subparagraph (iv) below, if the Carpenter Funds Beneficially Own in the aggregate shares of Common Stock equal in number to at least 25% but less than 50% of the Carpenter Purchased Shares, then the number of Carpenter Nominees who may be appointed or elected to and serve on the respective Boards of Directors of the Company and the Bank shall be reduced to one (1); and
(iv)Notwithstanding anything to the contrary that may be contained elsewhere in this Section 5.2 or in this Section 5.2(b), in no event shall the Carpenter Funds be entitled to designate a number of individuals for appointment or election to the respective Boards of Directors of the Company and the Bank which exceeds the product of: (i) the percentage of the Company’s outstanding Common Stock then Beneficially Owned by the Carpenter Funds, and (ii) as applicable, the total number of directors on the respective Boards of Directors of the Company and the Bank, provided that if such product is not a whole number, it shall be rounded up to the next whole number and provided, further, in no event shall this subparagraph (iv) entitle the Carpenter Funds to designate a number of individuals for appointment or election to the respective Boards of Directors of the Company and the Bank pursuant to this Section 5.2 which exceeds the number permitted by whichever of subparagraphs (i), (ii) or (iii) of this Section 5.2(b) is then applicable.

(c)Filling of Vacancies in Carpenter Board Positions. If a Carpenter Independent Director Nominee or a Carpenter Nominee ceases to serve as a director of the Company and/or the Bank, as the case may be, for any reason, while the Carpenter Funds would otherwise have the right to nominate such Carpenter Independent Director Nominee or Carpenter Nominee pursuant to this Section 5.2, the Company shall cause the vacancy or vacancies created thereby to be filled by appointment of an individual designated in writing by the Carpenter Funds, subject to the Company’s Board of Directors’ reasonable approval of the qualifications of such designated individual to be a Carpenter Independent Director Nominee or a Carpenter Nominee, as the case may be.
(d)Failure of Carpenter Nominee to be Elected by Shareholders.
(i)If a Carpenter Independent Director Nominee or Carpenter Nominee is nominated by the Company for election to the Board of Directors of the Company or the Bank pursuant to this Section 5.2, but fails to be elected by the Company’s shareholders, then, subject to the proviso in Section 5.2(d)(ii) below, the Company or the Bank shall, as soon as reasonably practicable thereafter, increase the size of such Board of Directors, if required, and appoint an individual (different from the individual who was not elected) who the Carpenter Funds designate in writing and who is determined, in accordance with the process set forth in Section 5.2(a) above, to qualify as a Carpenter Independent Director Nominee or a Carpenter Nominee, as the case may be.
(ii)If an increase in the size of the Board of Directors is required by Section 5.2(d)(i) above, and a corresponding increase to maintain an odd number of directors is required, then the Company and/or the Bank shall make such corresponding increase and the respective Board of Directors shall appoint an individual to fill the vacancy created thereby; provided, however, that no increase in the size of the Board of Directors or of the Bank shall be required by this Section 5.2(c) if it would cause the size of the Company’s or the Bank’s Board of Directors to exceed the maximum size permitted under the Company’s or the Bank’s articles of incorporation or bylaws and, in such event, the Company and/or the Bank, as the case may be, shall use its respective commercially reasonable efforts to amend its articles of incorporation or bylaws to increase the number of directorships necessary to appoint such Carpenter Independent Director Nominee or Carpenter Nominee or such additional director (as the case may be), including, without limitation, submitting a proposal to amend the articles of incorporation or bylaws to increase the maximum number of authorized directors to a vote of shareholders at the Company’s next annual meeting of shareholders.
(e)Director Compensation. The Carpenter Nominees shall receive the same compensation, indemnification, insurance, advancement of expenses and other similar compensatory rights in connection with his or her role as a non-employee director as the other non-employee members of the Board of Directors, and the Carpenter Nominees shall be entitled to reimbursement for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors or any committee thereof, to the same extent as the other non-employee members of the Board of Directors. The Company shall notify the Carpenter Nominees(s) of all regular meetings and special meetings of the Board of Directors (and each written consent in lieu of a meeting) and of all regular and special meetings of any committee of the Board of Directors on which they serve (and each written consent in lieu of a meeting) to the same extent as other directors or committee members (as the case may be) are so notified. The Company and the Bank shall provide the Carpenter Nominees with copies of all notices, minutes, consents, documents, information, presentations, data and other material that it provides to all other members of the Board of Directors concurrently as such materials are provided to the other members and shall provide other information as is reasonably requested.
5.3Related Party Transactions. The approval of the independent directors on the Company’s Board of Directors shall be required for any proposed transaction, or a series of related transactions, involving more than one million ($1,000,000), between the Company and the Bank and (i) any director or executive officer of the Company or the Bank, (ii) any nominee for election as a director of the Company or the Bank, and (iii) any security holder who is known to the Company to own of record or beneficially more than 5% of any class of the Company’s voting securities, or (iv) any affiliate of or member of the immediate family of any of the foregoing persons (each, a “Related Party Transaction”); provided that no independent director who is not disinterested with respect to the transaction shall be entitled to vote on the approval of the transaction; and provided further, that if the value of a Related Party Transaction exceeds five million ($5,000,000), the Company or the Bank must first obtain a written opinion from a nationally-recognized investment bank reasonably acceptable to the Company’s independent directors who are not disinterested with respect to the transaction opining that the Related Party Transaction is fair from a financial point of view to the Company or the Bank, as applicable. Notwithstanding the foregoing, however, the foregoing requirement shall not apply to any loan or extension of credit or any other banking transaction in the ordinary course of the Bank’s business that is on arms-length terms and which complies with applicable banking laws and regulations.
5.4Definitions. Capitalized terms used in this Article V but not otherwise defined herein shall have the meanings set forth below:
(a)“Beneficial Ownership” or “Beneficially Owned” (when used with reference to shares of the Company’s Common Stock) shall be determined in accordance with Rule 13d-3 under the Exchange Act. Notwithstanding anything to the contrary that may be contained herein or in Rule 13d-3 under the Exchange Act, however, if two or more persons would be deemed, under Rule 13d-3, to share Beneficial Ownership of any shares of the Company’s Common Stock, the number of such shares of the Company’s Common Stock shall be computed without duplication.
(b)“Carpenter Independent Director Nominee” means an individual designated in writing by the Carpenter Funds to serve as a director of the Company and the Bank who satisfies the qualifications of a Carpenter Nominee and will qualify, on his or her appointment or election, under the then applicable definition of “independent director” as defined in NASDAQ Marketplace Rule 5605(a)(2) (or any similar requirement that may become applicable hereafter to the Company), to the extent necessary to enable the Company or the Bank to meet applicable NASDAQ rules, or any other applicable stock exchange or SEC rules, requiring Boards of Directors to be comprised of a majority of independent directors. As of the date hereof, Michael P. Hoopis, a current member of the Board of Directors of the Company and the Bank, is designated by the Carpenter Funds to be the Carpenter Independent Director Nominee.
(c)“Carpenter Nominee” means an individual designated in writing by the Carpenter Funds to serve as a director of the Company and the Bank and who satisfies the following qualifications: (i) is reasonably acceptable to the Company, and (ii) satisfies all regulatory requirements and receives all regulatory approvals to serve as a director of the Company and the Bank. As of the date hereof, Edward J. Carpenter and John D. Flemming, current members of the Board of Directors of the Company and the Bank, are designated by the Carpenter Funds to be the Carpenter Nominees.
(d)“Carpenter Purchased Shares” means the Exchange Shares issued to the Carpenter Funds under this Agreement as set forth opposite their respective names on Exhibit A hereto and the 4,201,278 shares of the Company’s common stock purchased by the Carpenter Funds pursuant to that certain Amended and Restated Common Stock Purchase Agreement dated as of February 28, 2012 by and among the Company and the Carpenter Funds.
(e)“SBAV Nominee” means an individual designated in writing by SBAV to serve as a director of the Company and the Bank who satisfies the following qualifications: (i) is reasonably acceptable to the Company, (ii) meets the then applicable definition of “independent director” as defined in NASDAQ Marketplace Rule 5605(a)(2) (or any similar requirements that may become applicable hereafter to the Company), to the extent necessary to enable the Company or the Bank to meet applicable NASDAQ rules, or any other applicable stock exchange or SEC rules, requiring Boards of Directors to be comprised of a majority of independent directors and (iii) satisfies all regulatory requirements and receives all regulatory approvals to serve as a director of the Company or the Bank. As of the date hereof, Daniel A. Strauss, a current member of the Board of Directors of the Company and the Bank, is designated by SBAV to be the SBAV Nominee.
(f)“SBAV Purchased Shares” means the Exchange Shares issued to SBAV under this Agreement as set forth opposite SBAV’s name on Exhibit A hereto.

ARTICLE VI
CLOSING COVENANTS

6.1Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, the Company and each of the Holders agrees to use their commercially reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable so as to enable the Company to issue, and each Holder to receive, the Exchange Shares and to consummate the other transactions contemplated hereby which are required to be performed prior to or at the Closing Date, including the satisfaction of the conditions set forth in this Agreement, and the Parties shall cooperate fully with each other to that end; provided that, for purposes of this Section 6.1, “commercially reasonable best efforts” shall not require any Party to comply with any condition that such Party sell, transfer, dispose of, divest or otherwise encumber, or hold separate, before or after the Closing, of any assets, licenses, operations, rights, product lines, businesses or interest therein of such Party (or any of such Party’s subsidiaries or affiliates).
6.2Company Application for Regulatory and Listing Approval. The Company shall use its commercially reasonable best efforts as soon as reasonably practicable following the date hereof and prior to the Closing Date to (a) prepare and file all necessary applications, filings, notifications or other submissions, if any, with respect to this Agreement and the issuance of the Exchange Shares required by (i) the FRBSF, and (ii) the NASDAQ Global Select Market; provided, that, subject to the proviso set forth in Section 6.1, each Holder shall reasonably cooperate with the Company in connection with the preparation and making of all such filings; and (b) receive any necessary approval from the FRBSF to issue the Exchange Shares and consummate the transactions contemplated hereby (the “Company FRBSF Approval”).
6.3Carpenter Funds Application for Regulatory Approval. The Carpenter Funds shall use their commercially reasonable best efforts as soon as reasonably practicable following the date hereof and prior to the Closing Date to (a) prepare and file all necessary applications, filings, notifications or other submissions, if any, with respect to this Agreement and the receipt of the Exchange Shares required by the FRBSF; provided, that, subject to the proviso set forth in Section 6.1, the Company shall reasonably cooperate with the Carpenter Funds in connection with the preparation and making of all such filings; and (b) receive any necessary approval from the FRBSF to acquire the Exchange Shares and consummate the transactions contemplated hereby (the “Carpenters’ FRBSF Approval”).

ARTICLE VII
CONDITIONS TO OBLIGATIONS TO CLOSE
7.1Conditions to the Parties’ Obligations to Close. The respective obligations of each Party to consummate the transactions to be consummated pursuant to this Agreement on the Closing Date shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, any or all of which may be waived in writing, in whole or in part, to the extent permitted by Section 10.7.
7.2Conditions Precedent to Consummation of this Agreement by All Parties.
(a)FRBSF Approvals.
(i)The Company FRBSF Approval, if any is required, shall have been received and such approval shall not contain any conditions, restrictions or requirements which would reasonably be expected to impose any burdensome conditions on any of the Parties or have any material adverse effect on (i) the business, financial condition, results of operations or assets of the Company and its subsidiaries taken as a whole, or (ii) the ability of the Parties to consummate the transactions contemplated by this Agreement.
(ii)The Carpenters’ FRBSF Approval shall have been received and such approval shall not contain any conditions, restrictions or requirements which would reasonably be expected to impose any burdensome conditions on the Carpenter Funds or their affiliates or subsidiaries or have any material adverse effect on (i) the business, financial condition, results of operations or assets of the Carpenter Funds or their affiliates or subsidiaries, or (ii) the ability of the Parties to consummate the transactions contemplated by this Agreement.
(b)No Order; No Litigation. No government, regulatory body or administrative agency or other governmental authority or body, nor any federal or state court of competent jurisdiction or arbitrator, shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment, injunction or arbitration award or other order (in each case, whether temporary, preliminary or permanent) which is in effect and prevents or prohibits consummation of the transactions contemplated by this Agreement and no litigation or court or administrative proceedings shall be pending against any of the Parties by any government, regulatory body or administrative agency or other governmental authority or body or other third party seeking to restrain, enjoin, prevent or otherwise prohibit consummation of the transactions contemplated hereby.

7.3Conditions Precedent to Consummation of this Agreement by the Holders.
(a)Representations and Warranties of the Company. The representations and warranties of the Company set forth in this Agreement shall have been true and correct in all material respects (if not qualified as to materiality) and true and correct (if so qualified) when made and as of the Closing Date.
(b)Performance of Covenants by the Company. The Company shall have performed in all material respects all of its agreements and covenants in this Agreement required to be performed by it in order for the Parties to execute and deliver this Agreement and consummate the transactions contemplated hereby.
(c)NASDAQ Global Select Market. The Common Stock (i) shall be listed on the NASDAQ Global Select Market and (ii) shall not have been suspended, as of the Closing Date, by the SEC or the NASDAQ Global Select Market from trading on the NASDAQ Global Select Market nor shall suspension by the SEC or the NASDAQ Global Select Market have been threatened, as of the Closing Date, either (1) in writing by the SEC or the NASDAQ Global Select Market or (2) by falling below the minimum listing maintenance requirements of the NASDAQ Global Select Market.
(d)Delivery of Securities for Exchange. All of the Holders shall have satisfied and delivered the Holder Closing Deliveries required pursuant to Section 2.2(a)-(b) above.
(e)Delivery of Company Closing Deliveries. The Company shall have satisfied and delivered the Company Closing Deliveries required pursuant to Section 2.1 above.
(f)No Material Adverse Effect. There shall not have been since June 30, 2015 any material adverse effect on (i) the business, financial condition, results of operations or assets of the Company and its subsidiaries taken as a whole, or (ii) the ability of the Company to consummate the transactions contemplated by this Agreement.
7.4Conditions Precedent to Consummation of this Agreement by the Company.
(a)Representations and Warranties of the Holders. The representations and warranties of each of the Holders set forth in this Agreement shall have been true and correct in all material respects (if not qualified as to materiality) and true and correct (if so qualified) when made and as of the Closing Date.
(b)Performance of Covenants of Holders. Each of the Holders shall have performed in all material respects all of its respective agreements and covenants in this Agreement required to be performed by it in order for the Parties to execute and deliver this Agreement and consummate the transactions contemplated hereby.
(c)Delivery of the Holder Closing Deliveries. Each of the Holders shall have satisfied and delivered the Holder Closing Deliveries required by it pursuant to Section 2.2 above.
(d)SBAV Ownership of Company Common Stock. SBAV shall not have purchased or otherwise acquired shares of Common Stock such that completion of the transactions contemplated by this Agreement would cause SBAV’s pro forma ownership to increase to more than 9.9% of the total shares of Common Stock outstanding following consummation of the transactions contemplated hereby.

ARTICLE VIII
ADDITIONAL AGREEMENTS OF THE PARTIES
8.1Legends. Each Holder acknowledges that all certificates or other instruments representing the Exchange Shares subject to this Agreement may, at the option of the Company, bear a restrictive legend substantially to the following effect:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND SUCH SECURITIES MAY NOT BE SOLD, OTHERWISE DISPOSED OF OR TRANSFERRED, IN WHOLE OR IN PART, EXCEPT PURSUANT TO A REGISTRATION STATEMENT RELATING THERETO UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS OR SOLD, TRANSFERRED OR ASSIGNED PURSUANT TO RULE

144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.
Upon the written request of a Holder, the Company shall cause the restrictive legend required by this Section 8.1 to be removed from the stock certificate(s) representing the Exchange Shares issued to such Holder pursuant to this Agreement by issuing a new stock certificate(s) to such Holder without the restrictive legend or by electronically delivering such Exchange Shares to the applicable balance account at the Depository Trust Company (“DTC”), if, unless otherwise required by state securities laws, (i) such Exchange Shares are registered for resale under the Securities Act, (ii) in connection with a sale, assignment or other transfer, such Holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Exchange Shares may be made without registration under the applicable requirements of the Securities Act, or (iii) the Exchange Shares can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act. The Company shall be responsible for the fees of its transfer agent and all DTC fees associated with the removal of the restrictive legend and the reissuance of the Exchange Shares. Each Holder shall have the right to pay such fees otherwise payable by the Company to its transfer agent and DTC on behalf of the Company, and the Company agrees to promptly reimburse such Holder for any such fees paid by such Holder. Payment by the Holder of such fees on behalf of the Company shall not prejudice or act as a waiver of any other rights of such Holder under this Agreement.
8.2Listing. The Company shall use commercially reasonable efforts to maintain the listing of the Exchange Shares on the NASDAQ Global Select Market or such other national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed.
8.3Additional Registration Statements. Until the date that is ninety (90) calendar days from the earlier of (a) the Effective Date (as defined in the Registration Rights Agreement) and (b) the date all of the Registrable Securities (as defined in the Registration Rights Agreement) may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, the Company will not file a registration statement under the Securities Act relating to securities that are not the Exchange Shares, except for a registration statement with respect to shares issuable pursuant to any of the Company’s “employee benefit plans” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

ARTICLE IX
TERMINATION
9.1Termination. This Agreement may be terminated, and the issuance of the Exchange Shares by the Company to the Holders and the other transactions contemplated hereby may be abandoned, at any time prior to the Closing Date:
(a)By either the Company or any Holder (with respect to such Holder’s rights and obligations under this Agreement), if the Closing Date shall not have occurred on or before September 30, 2015 (the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 9.1 shall not be available to any Party whose failure to fulfill any of its obligations under this Agreement (other than the requirement of the Company to have received the Company FRBSF Approval and the Carpenter Funds to have received the Carpenters’ FRBSF Approval) shall have been a principal reason for or a principal cause of the failure of the Closing Date to occur on or before such Termination Date;
(b)By either the Company or any Holder, if any government, regulatory body or administrative agency or other governmental authority or body shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement;
(c)By a Holder (with respect to such Holder’s rights and obligations under this Agreement) if an event or act occurs or circumstances exist which makes any of the conditions precedent set forth in Section 7.2 or Section 7.3 incapable of being satisfied on or prior to the Termination Date, provided that such event, act or circumstance was not due primarily to or caused primarily by any action or inaction by such Holder; or
(d)By the Company if an event or act occurs or circumstances exist which makes any of the conditions precedent set forth in Section 7.2 or Section 7.4 incapable of being satisfied on or prior to the Termination

Date, provided that such event, act or circumstance was not due primarily to or caused primarily by any action or inaction by the Company.

ARTICLE X
MISCELLANEOUS
10.1Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.
(a)Governing Law. This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the law of the state of California.
(b)Consent to Jurisdiction. Each Party irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction any state or federal court sitting in the County of Orange, State of California, in any proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each Party hereby irrevocably and unconditionally (i) agrees not to commence any such proceeding except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such courts, (ii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding, and (iv) waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such proceeding. Each Party hereto agrees that a final non-appealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. Each Party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.4. Nothing in this Agreement will affect the right of any Party to this Agreement to serve process in any other manner permitted by applicable law.
(c)Waiver of Jury Trial. Each Party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such Party hereby irrevocably and unconditionally waives any right such Party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement or the transactions contemplated by this Agreement. Each Party certifies and acknowledges that (i) no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each such Party understands and has considered the implications of this waiver, (iii) each such Party makes this waiver voluntarily, and (iv) each such Party has been induced to enter into this Agreement by, among other things, the waivers and certifications in this Section 10.1.
10.2Specific Performance. The Parties hereto agree that irreparable damage could occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to seek an injunction or injunctions, without the posting of any bond, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.
10.3Press Releases. The Company and the Holders shall consult with each other before issuing any press release with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such public statements without the prior consent of the other Parties, which shall not be unreasonably withheld or delayed; provided, however, that a Party may, without the prior consent of the other Parties (but after such consultation, to the extent practicable under the circumstances), issue such press release or make such public statements as may, upon the advice of outside counsel, be required by law or the rules or policies of the NASDAQ Global Select Market.
10.4Notices. Any notice or other communication under this Agreement must be in writing and will be deemed given when it is delivered in person or sent by facsimile or email (with proof of receipt at the facsimile number or email address to which it is required to be sent), on the business day after the day on which it is delivered to a major nationwide delivery service for overnight delivery, or on the fifth business day after the day on which it is mailed by first class mail from within the United States, to the following addresses (or such other address as may be specified after the date of this Agreement by the Party to which the notice or communication is sent):

If to the Company:
Pacific Mercantile Bancorp
949 South Coast Drive, Suite 300
Costa Mesa, California 92626
Attn.    Robert E. Sjogren
Tel: (714) 438-2500
Fax: (714) 438-1084
With a copy to:
O’Melveny & Myers LLP
610 Newport Center Drive, 17th Floor
Newport Beach, CA 92660
Attn:    J. Jay Herron and Shelly Heyduk
Tel: (949) 823-6922
Fax: (949) 823-6994
If to the Holders: to the address set forth on Exhibit A.
10.5Entire Agreement. This Agreement, the Exhibits hereto and any documents executed by the Parties simultaneously herewith represent the entire understanding and agreement of the Parties with reference to the transactions set forth herein and supersede all prior understandings and agreements (written or oral) made by the Parties. Except as otherwise expressly provided herein, no Person other than the Parties hereto shall have any right hereunder or be entitled to the benefit of any provision hereof.
10.6No Assignment; Successors and Assigns. No Party hereto may assign any of its rights or delegate any of its duties under this Agreement, except that the Holders may assign any such rights (but only with all related obligations) to their respective affiliates; provided that (a) prior to such assignment, the Company is furnished with written notice stating the name and address of such assignee, and (b) such assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement. Subject to the foregoing restriction on assignment, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the Parties hereto.
10.7Waiver and Amendment. Except with respect to statutory requirements, and subject to the provisions of the last sentence of this Section 10.7, any Party hereto may by written instrument extend the time for the performance of any of the obligations or other acts of the other Party and may waive (a) any inaccuracies of the other in the representations or warranties contained in this Agreement or in any document delivered pursuant hereto, (b) compliance with any of the covenants, undertakings or agreements of the other Party, or satisfaction of any of the conditions to its obligations, contained in this Agreement or (c) the performance (including performance to the satisfaction of a Party or its counsel) by the other Party of any of its obligations set out herein. No failure or delay on the part of either Party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Except as otherwise expressly provided in this Agreement, an amendment of this Agreement or the waiver or modification of any provision of this Agreement will be effective only upon the written consent of (i) the Company, on the one hand, and (ii) the Holders, on the other hand.
10.8Headings. The headings of the various sections and subsections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of or be considered in connection with the interpretation of any of the terms or provisions of this Agreement.
10.9Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect in any jurisdiction, as to such jurisdiction, such provision shall be ineffective to the extent of such invalidity, illegality or unenforceability, and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

10.10Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which executed counterparts, and any photocopies and facsimile copies thereof, shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.
[Signatures of Parties follow on next page.]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed, where applicable by their duly authorized representatives, as of the date first above written.

COMPANY:		PACIFIC MERCANTILE BANCORP
	By:		/s/ Steven K. Buster
		Name:	Steven K. Buster
		Title:	President & CEO

HOLDERS:		SBAV LP
	By:		SBAV GP LLC, its General Partner
		By:	/s/George Hall
		Name:	George Hall
		Title:	Managing Member

CARPENTER COMMUNITY BANCFUND, L.P.; and CARPENTER COMMUNITY BANCFUND-A L.P.
	By:		CARPENTER FUND MANAGER GP, LLC, their General Partner
		By:	/s/ John D. Flemming
		Name:	John D. Flemming
		Title:	Managing Member

[Signature Page to Exchange Agreement]

EXHIBIT A

Holder	Series B Shares	Series C Shares	Warrants	Exchange Shares
SBAV, LP	75,000	23,597	352,444	2,015,055
Carpenter Community BancFund, LP	1,256	384	13,900	33,745
Carpenter Community BancFund-A, LP	35,744	11,244	394,934	960,348

Totals:	112,000	35,225	761,278	3,009,148

Addresses of Holders
SBAV, LP
c/o Clinton Group, Inc.
601 Lexington Avenue
51st Floor
New York, NY 10022
Attention: George Hall
Daniel Strauss
Facsimile: (212) 825-0084

With a copy to:
Schulte Roth & Zabel LLP
919 Third Avenue
New York, NY 10022
Attention: Joseph Vitale
Facsimile: (212) 593-5955

Carpenter Funds
5 Park Plaza, Suite 950
Irvine, CA 92614
Attention: John Flemming

With a copy to:
Sheppard, Mullin, Richter & Hampton LLP
650 Town Center Drive
Fourth Floor
Costa Mesa, CA 92626
Attention: Joshua A. Dean
Facsimile: (714) 428-5991

A-1

EXHIBIT B
Registration Rights Agreement
See attached.

A-2